Exhibit 99.1

Contact:	Investor Relations W. Douglass Harris William Lyon Homes (949) 833-3600

WILLIAM LYON HOMES REPORTS

FOURTH QUARTER AND FULL YEAR 2008 RESULTS

Financial Highlights

2008 Fourth Quarter

•	Net new home orders of 168, down 53%
•	New home deliveries of 408, down 49%
•	Consolidated operating revenue of $146.4 million, down 67%
•	Homebuilding gross margins of $13.7 million, down 61%
•	Homebuilding gross margin percentage of 9.9%, up 40 basis points
•	Gain on retirement of debt of $54.0 million
•	Impairment loss on real estate assets of $65.4 million
•	Impairment loss on goodwill of $5.9 million
•	Net loss of $23.2 million

2008 Full Year

•	Net new home orders of 1,221, down 34%
•	New home deliveries of 1,260, down 42%
•	Consolidated operating revenue of $526.1 million, down 52%
•	Homebuilding gross margins of $29.2 million, down 77%
•	Homebuilding gross margin percentage of 6.2%, down 670 basis points
•	Gain on retirement of debt of $54.0 million
•	Impairment loss on real estate assets of $133.5 million
•	Impairment loss on goodwill of $5.9 million
•	Net loss of $104.1 million

NEWPORT BEACH, CA—March 4, 2009—William Lyon Homes today reported a net loss of $23,222,000 for the fourth quarter ended December 31, 2008, as compared to a net loss of $185,940,000 for the comparable period a year ago. Consolidated operating revenue decreased 67% to $146,384,000 for the quarter ended December 31, 2008, as compared to $445,984,000 for the comparable period a year ago. Operating revenue from home sales decreased 63% to $137,695,000 for the quarter ended December 31, 2008, as compared to $370,705,000 for the comparable period a year ago.

For the year ended December 31, 2008, the Company reported a net loss of $104,054,000, as compared to a net loss of $349,408,000 for the comparable period a year ago. Consolidated operating revenue decreased 52% to $526,078,000 for the year ended December 31, 2008, as compared to $1,105,357,000 for the comparable period a year ago. Operating revenue from home sales decreased 53% to $468,452,000 for the year ended December 31, 2008, as compared to $1,002,549,000 for the comparable period a year ago.

The Company incurred impairment losses on real estate assets of $65,427,000 and $84,454,000 for the three months ended December 31, 2008 and 2007, respectively, and $133,455,000 and $231,120,000 for the twelve months ended December 31, 2008 and 2007, respectively. The impairments were primarily attributable to slower than anticipated home sales and lower than anticipated net revenue due to the continuing severely depressed conditions in the homebuilding markets in which the Company operates. As a result, the future undiscounted cash flows estimated to be generated were determined to be less than the carrying amount of the assets. Accordingly, the real estate assets were written-down to their estimated fair value.

In October 2008, the Company purchased, in a limited number of privately negotiated transactions, $71,900,000 principal amount of its outstanding 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes at a cost of $16,718,000, plus accrued interest. The net gain resulting from this purchase, after giving effect to amortization of related deferred loan costs, was $54,044,000. The gain was recognized in the fourth quarter 2008 financial statements. Upon settlement of the transactions, the Company authorized these Senior Notes to be cancelled.

The amount paid for business acquisitions over the net fair value of assets acquired and liabilities assumed is reflected as goodwill. The Company reviews goodwill for impairment on an annual basis or when indicators of impairment exist. Evaluating goodwill for impairment involves the determination of the fair value of the Company’s reporting units in which the Company has recorded goodwill. Inherent in the determination of fair value are judgments and assumptions, including the interpretation of current economic conditions and market valuations. Due to continued deterioration in market conditions, the Company recorded an impairment charge on goodwill of $5,896,000 during the year ended December 31, 2008.

The Company’s combined results including joint ventures were as follows: The number of homes closed for the three months ended December 31, 2008 was 408, down 49% as compared to 797 for the three months ended December 31, 2007. The number of homes closed for the year ended December 31, 2008 was 1,260, a decrease of 42% as compared to 2,182 for the year ended December 31, 2007. The Company’s backlog of homes sold but not closed was 240 at December 31, 2008, down 14% from 279 at December 31, 2007. The Company’s dollar amount of backlog of homes sold but not closed at December 31, 2008, was $80,750,000, down 25% from $107,893,000 at December 31, 2007. The cancellation rate of buyers who contracted to buy a home but did not close escrow was approximately 28% during 2008 and 33% during 2007.

Net new home orders for the three months ended December 31, 2008 were 168, a decrease of 53% as compared to 359 for the three months ended December 31, 2007. Net new home orders for the year ended December 31, 2008 were 1,221, a decrease of 34% as compared to 1,855 for the year ended December 31, 2007. The average number of sales locations was 44 for the year ended December 31, 2008, a decrease of 23% as compared to 57 for the year ended December 31, 2007.

During the fourth quarter of 2008, the average sales price of homes (including joint ventures) was $337,500, down 27% as compared to $465,100 for the comparable period a year ago. For the year ended December 31, 2008, the average sales price of homes (including joint ventures) was $371,800, down 19% as compared to $459,500 for the year ended December 31, 2007. The lower average sales price was primarily due to (1) price depreciation in certain markets resulting from the slowing of new orders and competitive pricing pressures and (2) a change in product mix.

For the quarter ended December 31, 2008, the Company’s homebuilding gross margin percentage increased to 9.9% from 9.5% for the quarter ended December 31, 2007. For the year ended December 31, 2008, the Company’s homebuilding gross margin percentage decreased to 6.2% from 12.9% for the year ended December 31, 2007. These lower gross margin percentages were primarily due to a decrease in average sales prices, the earlier close out of projects with higher gross margins and a shift in product mix.

In 2008 and 2007, the Company has taken actions to reduce its overall cost structure and improve operating efficiencies by reducing its Company-wide headcount. In connection with these reductions, certain operating divisions have been consolidated to centralize operations and achieve additional operating efficiencies.

Effective on January 1, 2007, the Company made an election in accordance with federal and state regulations to be taxed as an “S” corporation rather than a “C” corporation. Under this election, the Company’s taxable income flows through to and is reported on the personal tax returns of its shareholders. The shareholders are responsible for paying the appropriate taxes based on this election. The Company does not pay any federal taxes under this election and is only required to pay certain state taxes, based on a rate of approximately 1.5% of taxable income. As a result of this election, the Company’s provision for income taxes for the year ended December 31, 2007 included a reduction of deferred tax assets of $31,887,000 due to the elimination of any future tax benefit by the Company from such assets. In addition, unused recognized built-in losses in the amount of $19,414,000 were no longer available to the Company.

Effective on January 1, 2008, the Company and its shareholders made a revocation of the “S” corporation election. As a result of this revocation, the Company will be taxed as a “C” corporation. The shareholders will not be able to elect “S” corporation status for at least five years. The revocation of the “S” corporation election will allow taxable losses generated in 2008 to be carried back to the 2006 “C” corporation year. As a result of the change in tax status, the Company recorded a deferred tax asset (refund receivable) and related income tax benefit of $41,602,000 as of January 1, 2008. The recorded deferred tax asset reflects the tax refund for the carry back of the 2008 tax loss to 2006. The Company filed its 2008 federal tax return in early January 2009 and received the tax refund on January 28, 2009. In addition, as of January 1, 2008, the Company has unused built-in losses of $19,414,000, which are available to offset future income and expire in 2010 and 2011. The Company’s ability to utilize the foregoing tax benefits will depend upon the amount of its future taxable income and may be limited under certain circumstances.

Selected financial and operating information for the Company, including joint ventures, is set forth in greater detail in a schedule attached to this release.

The Company will hold a conference call on Wednesday, March 4, 2009 at 11:00 a.m. Pacific Time to discuss the fourth quarter and year end 2008 earnings results. The dial-in number is (866) 362-4831 (enter passcode number 67489446). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on March 4, 2009 at 1:00 p.m. Pacific Time through midnight on March 25, 2009. The dial-in number for the replay is (888) 286-8010 (enter passcode number 92634286). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sales of new single-family detached and attached homes in California, Arizona and Nevada. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s web-site at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended December 31,
	2008			2007
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Selected Financial Information
(dollars in thousands)
Homes closed	378	30	408	734	63	797

Home sales revenue	$127,954	$9,741	$137,695	$345,640	$25,065	$370,705
Cost of sales	(115,197)	(8,803)	(124,000)	(316,375)	(19,209)	(335,584)

Gross margin	$12,757	$938	$13,695	$29,265	$5,856	$35,121

Gross margin percentage	10.0%	9.6%	9.9%	8.5%	23.4%	9.5%

Number of homes closed
California	272	30	302	538	63	601
Arizona	45	—	45	106	—	106
Nevada	61	—	61	90	—	90

Total	378	30	408	734	63	797

Average sales price
California	$374,700	$324,700	$369,700	$539,700	$397,900	$524,800
Arizona	210,400	—	210,400	250,800	—	250,800
Nevada	271,600	—	271,600	319,100	—	319,100

Total	$338,500	$324,700	$337,500	$470,900	$397,900	$465,100

Number of net new home orders
California	106	5	111	242	16	258
Arizona	20	—	20	35	—	35
Nevada	37	—	37	66	—	66

Total	163	5	168	343	16	359

Average number of sales locations during period
California	18	2	20	44	5	49
Arizona	4	—	4	4	—	4
Nevada	11	—	11	11	—	11

Total	33	2	35	59	5	64

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of December 31,
	2008			2007
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
California	176	6	182	168	17	185
Arizona	34	—	34	67	—	67
Nevada	24	—	24	27	—	27

Total	234	6	240	262	17	279

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$66,846	$1,888	$68,734	$80,310	$5,156	$85,466
Arizona	6,177	—	6,177	15,627	—	15,627
Nevada	5,839	—	5,839	6,800	—	6,800

Total	$78,862	$1,888	$80,750	$102,737	$5,156	$107,893

Lots controlled at end of period Owned lots
California	2,017	756	2,773	3,428	914	4,342
Arizona	5,993	—	5,993	4,481	1,745	6,226
Nevada	2,839	—	2,839	3,056	—	3,056

Total	10,849	756	11,605	10,965	2,659	13,624

Optioned lots (1)
California			495			534
Arizona			321			303
Nevada			—			—

Total			816			837

Total lots controlled
California			3,268			4,876
Arizona			6,314			6,529
Nevada			2,839			3,056

Total			12,421			14,461

(1)	Optioned lots may be purchased as wholly-owned projects or by newly formed joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Twelve Months Ended December 31,
	2008			2007
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Selected Financial Information (dollars in thousands)
Homes closed	1,196	64	1,260	1,963	219	2,182

Home sales revenue	$446,115	$22,337	$468,452	$910,728	$91,821	$1,002,549
Cost of sales	(418,253)	(21,023)	(439,276)	(803,749)	(69,479)	(873,228)

Gross margin	$27,862	$1,314	$29,176	$106,979	$22,342	$129,321

Gross margin percentage	6.2%	5.9%	6.2%	11.7%	24.3%	12.9%

Number of homes closed
California	763	64	827	1,276	219	1,495
Arizona	216	—	216	420	—	420
Nevada	217	—	217	267	—	267

Total	1,196	64	1,260	1,963	219	2,182

Average sales price
California	$443,700	$349,000	$436,400	$554,300	$419,300	$534,500
Arizona	227,700	—	227,700	273,600	—	273,600
Nevada	268,900	—	268,900	331,700	—	331,700

Total	$373,000	$349,000	$371,800	$463,900	$419,300	$459,500

Number of net new home orders
California	764	60	824	1,141	184	1,325
Arizona	183	—	183	296	—	296
Nevada	214	—	214	234	—	234

Total	1,161	60	1,221	1,671	184	1,855

Average number of sales locations during period
California	26	3	29	36	6	42
Arizona	4	—	4	5	—	5
Nevada	11	—	11	10	—	10

Total	41	3	44	51	6	57

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Operating revenue
Home sales	$137,695	$370,705	$468,452	$1,002,549
Lots, land and other sales	—	75,279	39,512	102,808
Construction services	8,689	—	18,114	—

	146,384	445,984	526,078	1,105,357

Operating costs
Cost of sales—homes	(124,000)	(335,584)	(439,276)	(873,228)
Cost of sales—lots, land and other	(973)	(179,982)	(41,871)	(205,603)
Impairment loss on real estate assets	(65,427)	(84,454)	(133,455)	(231,120)
Impairment loss on goodwill	(5,896)	—	(5,896)	—
Construction services	(7,302)	—	(15,431)	—
Sales and marketing	(9,651)	(21,116)	(40,441)	(66,703)
General and administrative	(7,773)	(7,085)	(27,645)	(37,472)
Other	(2,456)	(385)	(4,461)	(903)

	(223,478)	(628,606)	(708,476)	(1,415,029)

Equity in (loss) income of unconsolidated joint ventures	(2,251)	602	(3,877)	304

Minority equity in loss (income) of consolidated entities	9,359	(1,144)	10,446	(11,126)

Operating loss	(69,986)	(183,164)	(175,829)	(320,494)
Gain on retirement of debt	54,044	—	54,044	—
Interest expense, net of amounts capitalized	(8,044)	—	(24,440)	—
Other income (expense), net	764	(292)	579	3,744

Loss before benefit (provision) for income taxes	(23,222)	(183,456)	(145,646)	(316,750)
Benefit (provision) for income taxes	—	(2,484)	41,592	(32,658)

Net loss	$(23,222)	$(185,940)	$(104,054)	$(349,408)

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	December 31,
	2008	2007
	(unaudited)
ASSETS
Cash and cash equivalents	$67,017	$73,197
Restricted cash	5,079	—
Receivables	29,985	39,613
Income tax refunds receivable	46,696	5,654
Real estate inventories
Owned	762,073	1,061,660
Not owned	107,763	144,265
Investments in and advances to unconsolidated joint ventures	2,769	4,671
Property and equipment, less accumulated depreciation of $14,124 and $12,093 at December 31, 2008 and 2007, respectively	14,403	16,092
Deferred loan costs	6,264	9,645
Goodwill	—	5,896
Other assets	10,378	14,635

	$1,052,427	$1,375,328

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$16,331	$40,890
Accrued expenses	62,987	67,786
Liabilities from inventories not owned	80,079	113,395
Notes payable	194,629	266,932
7 5/8% Senior Notes due December 15, 2012	133,800	150,000
10 3/4% Senior Notes due April 1, 2013	218,176	247,553
7 1/2% Senior Notes due February 15, 2014	124,300	150,000

	830,302	1,036,556

Minority interest in consolidated entities	43,416	56,009

Stockholders’ equity
Common stock, par value $0.01 per share; 3,000 shares authorized; 1,000 shares outstanding at December 31, 2008 and 2007	—	—
Additional paid-in capital	48,867	48,867
Retained earnings	129,842	233,896

	178,709	282,763

	$1,052,427	$1,375,328

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended December 31,		Last Twelve Months Ended December 31,
	2008	2007	2008		2007
Net loss	$(23,222)	$(185,940)	$(104,054)		$(349,408)
Net cash provided by operating activities	$36,933	$229,087	$80,413		$134,513
Interest incurred	$15,003	$20,268	$66,748		$76,497
Adjusted EBITDA (1)	$15,686	$(70,521)	$8,919		$(26,233)
Ratio of adjusted EBITDA to interest incurred			0.13	x	—

Balance Sheet Data

	December 31,
	2008		2007
Stockholders’ equity	$178,709		$282,763
Total debt	670,905		814,485

Total book capitalization	$849,614		$1,097,248

Ratio of debt to total book capitalization	79.0%		74.2%
Ratio of debt to total book capitalization (net of cash)	77.2%		72.4%

Ratio of debt to LTM adjusted EBITDA	75.22	x	—
Ratio of debt to LTM adjusted EBITDA (net of cash)	67.71	x	—

(1)

Adjusted EBITDA means net income plus (i) benefit (provision) for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) gain on retirement of debt, (vi) depreciation and amortization and (vii) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes (“Indentures”). In addition, management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net loss to adjusted EBITDA is provided as follows:

	Three Months Ended December 31,		Last Twelve Months Ended December 31,
	2008	2007	2008	2007
Net loss	$(23,222)	$(185,940)	$(104,054)	$(349,408)
(Benefit) provision for income taxes	—	2,484	(41,592)	32,658
Interest expense:
Interest incurred	15,003	20,268	66,748	76,497
Interest capitalized	(6,959)	(20,268)	(42,308)	(76,497)
Amortization of capitalized interest included in cost of sales	10,792	28,478	37,907	57,241
Non-cash impairment charges	71,323	84,454	139,351	231,120
Gain on retirement of debt	(54,044)	—	(54,044)	—
Depreciation and amortization	542	605	2,218	2,460
Cash distributions of income from unconsolidated joint ventures	—	—	816	—
Equity in loss (income) of unconsolidated joint ventures	2,251	(602)	3,877	(304)

Adjusted EBITDA	$15,686	$(70,521)	$8,919	$(26,233)

A reconciliation of net cash provided by operating activities to adjusted EBITDA is provided as follows:

	Three Months Ended December 31,		Last Twelve Months Ended December 31,
	2008	2007	2008	2007
Net cash provided by operating activities	$36,933	$229,087	$80,413	$134,513
Interest expense:
Interest incurred	15,003	20,268	66,748	76,497
Interest capitalized	(6,959)	(20,268)	(42,308)	(76,497)
Amortization of capitalized interest included in cost of sales	10,792	28,478	37,907	57,241
Minority equity in loss (income) of consolidated entities	9,359	(1,144)	10,446	(11,126)
Net changes in operating assets and liabilities:
Restricted cash	79	—	5,079	—
Receivables	5,282	6,793	(10,178)	(81,365)
Real estate inventories—owned	(62,207)	(330,294)	(161,788)	(174,318)
Deferred loan costs	(413)	(751)	(2,501)	(1,613)
Other assets	2,682	(10,591)	(4,257)	(3,113)
Accounts payable	(1,233)	8,150	24,559	9,469
Accrued expenses	6,368	(249)	4,799	44,079

Adjusted EBITDA	$15,686	$(70,521)	$8,919	$(26,233)